                                                                   EXHIBIT 23.5



                        CONSENT OF PETRIE PARKMAN & CO.



        The undersigned hereby consents to the references to the name of the undersigned in this Form 8-K and to the incorporation by reference of such references into Apache Corporation's previously filed Registration Statements on Form S-3 (No. 33-51253, 33-53129, 33-62753 and 33-63923), Forms S-4 (Nos.
33-61669 and 333-2305), Form S-8 (Nos. 33-31407, 33-37402, 33-53442, 33-59721,
33-59723 and 33-63817), and to any Registration Statement filed by Apache under Rule 462 related to Apache's previously filed Registration Statements referenced above.


                                                /s/  JAMES E. PARKMAN

                                                CONSENT OF PETRIE PARKMAN & CO.



Houston, Texas
April 18, 1996